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                                                                    EXHIBIT 99.6

                                                                  EXECUTION COPY











                          REGISTRATION RIGHTS AGREEMENT

                                 BY AND BETWEEN

                          THE NEWS CORPORATION LIMITED

                                       AND

                           GENERAL MOTORS CORPORATION


                            DATED AS OF APRIL 9, 2003



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                                TABLE OF CONTENTS

1.       Background..........................................................1

2.       Definitions.........................................................1

3.       Piggyback Registrations.............................................3

        (a)     Right to Include Registrable Securities......................3

        (b)     Expenses.....................................................4

        (c)     Priority in Piggyback Registrations..........................4

        (d)     Underwritten Public Offerings................................5

4.       Demand Registrations................................................5

        (a)     Anticipated Closing Date.....................................5

        (b)     Request by Holders...........................................5

        (c)     Expenses.....................................................7

        (d)     Effective Registration Statement.............................7

        (e)     Selection of Underwriters....................................7

        (f)     Priority in Demand Registrations.............................7

        (g)     Additional Rights............................................8

        (h)     Other Disposition of Registrable Securities..................8

5.       Registration Procedures.............................................8

6.       Indemnification....................................................12

        (a)     Indemnification by the Company..............................12

        (b)     Indemnification by Participating Holders....................12

        (c)     Notices of Claims, Etc......................................13

        (d)     Other Indemnification.......................................13

        (e)     Contribution................................................13

        (f)     Non-Exclusivity.............................................14

7.       Rule 144...........................................................14

8.       Miscellaneous......................................................14

        (a)     Holdback Agreement..........................................14

        (b)     Underwriter's Lock-Ups......................................14

        (c)     Amendments and Waivers......................................15

        (d)     Restrictions on Transfer....................................15


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        (e)     Successors, Assigns and Transferees...........................15

        (f)     Notices.......................................................16

        (g)     Holder Communications through GM..............................17

        (h)     Descriptive Headings..........................................17

        (i)     Severability..................................................17

        (j)     Counterparts..................................................17

        (k)     Governing Law.................................................18

        (l)     Specific Performance..........................................18

        (m)     No Inconsistent Rights; Acknowledgement of Other Agreements...18

        (n)     Termination...................................................19


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                          REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT, dated as of April 9, 2003 between The News Corporation Limited, a South Australia corporation (the "Company"), and General Motors Corporation, a Delaware corporation ("GM" and together with its successors and assigns, the "Holders").

                  1. Background. The Company and GM have entered into the Stock Purchase Agreement (as defined below) on the date hereof. On the terms and subject to the conditions of the Stock Purchase Agreement, the Company may issue a number of ADSs (the "Shares") to GM as part of the Purchase Price (as defined in the Stock Purchase Agreement). In connection therewith, as a condition to such transaction, the Company and GM have executed and delivered this Agreement.

                  2. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

                  "ADSs" - American Depositary Shares, each representing four Preferred Limited Shares.

                  "ANTICIPATED CLOSING DATE" -- as defined in Section 4(a).

                  "AFFILIATE" - with respect to any Person, any entity which Controls, is Controlled by or is under common Control with such Person.

                  "CLOSING" - as defined in the Stock Purchase Agreement.

                  "COMPANY" - as defined in the preamble.

                  "COMPANY INDEMNITEES" - as defined in Section 6(b).

                  "CONTROL" - the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether by ownership of voting securities, by contract or otherwise.

                  "CONTROLLED AFFILIATE" - with respect to any Person, an Affiliate of such Person which such Person Controls, it being understood that any employee benefit plan maintained by GM shall not be deemed to be a Controlled Affiliate of GM.

                  "DEPOSIT AGREEMENT" - as defined in Section 8(d).

                  "DEPOSITARY" - as defined in Section 8(d).

                  "DERIVATIVE SECURITY" - as defined in the definition of Registrable Securities.

                  "EARLY REGISTRATION" - as defined in Section 4(b)(ii).



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                  "EXCHANGE ACT" - the Securities Exchange Act of 1934, as
amended, and the rules and regulations of the SEC promulgated thereunder.

                  "GM" - as defined in the preamble.

                  "GM INDEMNITEES" - as defined in Section 6(a).

                  "HOLDERS" - as defined in the preamble.

                  "INDEMNIFIED PARTY" - as defined in Section 6(c).

                  "INSPECTORS" - as defined in Section 5(a)(xii).

                  "MINIMUM AMOUNT" - means a number of Registrable Securities which represent not less than 10% of the Registrable Securities then outstanding.

                   "PERSON" - Any individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization or other entity or government or any department or agency thereof.

                  "PREFERRED LIMITED SHARES" - The Company's preferred limited voting ordinary shares.

                  "RECORDS" - as defined in Section 5(a)(xii).

                  "REGISTRABLE SECURITIES" - All of (i) the Shares, (ii) any shares of capital stock which may be issued or distributed in respect of the Shares by way of conversion, exchange, stock dividend, eligible bonus issue, or stock split or other distribution, recapitalization or reclassification and
(iii) any Registrable Securities described in clause (i) or clause (ii) above that underlie (A) any securities issued by a Holder, the value of which relates to or is based upon the Registrable Securities described in clause (i) or clause
(ii) above or which are exchangeable for or convertible into such Registrable Securities ("Derivative Securities"), or (B) any equity swap transaction or mandatory or non-mandatory exchangeable note transaction entered into by a Holder, to the extent any such Registrable Securities referred to in this clause
(iii) require registration by the Company (Registrable Securities described in this clause (iii) being sometimes referred to in this Agreement as "Underlying Registrable Securities"); provided that any Shares (or other shares of capital stock) registered pursuant to this Agreement shall be registered in the form of ADSs (or other American Depositary Shares) representing such shares, so long as the ADSs are publicly traded in the United States at the relevant time. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 or 144A (or any successor provisions) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company (or the Depositary, as applicable) and subsequent disposition shall not require their registration or qualification of them under the Securities Act or (d) they shall have ceased to be outstanding.


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                  "REGISTRATION EXPENSES" - Any and all reasonable expenses
incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to clause (viii) of Section 5(a), (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and (vi) all fees and expenses, if any, incurred in connection with retaining a depositary for the ADSs; provided that the expenses described in the provisos to Sections 3(b) and 4(c) shall not be deemed to be "Registration Expenses."

                  "REGISTRATION STATEMENT" - as defined in Section 4(d).

                  "RESTRICTED SECURITIES LETTER AGREEMENT" - the Letter Agreement, dated as of December 17, 2001, between the Depositary and the Company.

                  "RULE 144A OFFERING" - as defined in Section 8(b).

                  "SECURITIES ACT" - The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "SEC" - The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

                  "SHARES" - the American Depositary Shares, as defined in
Section 1.

                  "STOCK PURCHASE AGREEMENT" - means the Stock Purchase Agreement, dated as of the date hereof, between the Company, GM and Hughes Electronics Corporation, a Delaware corporation.

                  "UNDERLYING REGISTRABLE SECURITIES" - as defined in the definition of Registrable Securities.

                  "UNDERWRITER'S LOCK-UP" - as defined in Section 8(b).

                  "UNDERWRITTEN OFFERING" - as defined in Section 8(b).

                  3. Piggyback Registrations.

                           (a) Right to Include Registrable Securities. If the
Company at any time proposes to register its Preferred Limited Shares, ADSs or other shares of its capital stock of the same class or series as capital stock constituting Registrable Securities (or American Depositary Shares representing any of the foregoing) under the Securities Act (other than a registration on Form F-4 or S-8, or any successor or other forms promulgated for similar purposes) which registration is reasonably anticipated to become effective after the Closing, whether or not for


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sale for its own account, pursuant to a registration statement on which it is permissible to register Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to all Holders of Registrable Securities of its intention to do so, referring to such Holders' rights under this Section 3. Upon the written request of any such Holder made within 15 days after the receipt of any such notice, which request may request only the registration of Registrable Securities that are of the same class or series of capital stock as the securities that are proposed by the Company to be covered by the registration statement (or American Depositary Shares representing such capital stock), the Company will use its best efforts to effect the registration under the Securities Act of all such Registrable Securities which the Company has been so requested to register by the Holders thereof. If a registration requested pursuant to this Section 3(a) involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

                           (b) Expenses. The Company will, or will cause one of
its Controlled Affiliates to, pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3; provided that each Holder will pay all underwriting discounts and commissions and transfer taxes relating to the sale or other disposition of such Holder's Registrable Securities pursuant to such registration and the fees and expenses of its counsel.

                           (c) Priority in Piggyback Registrations. If a
registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in such offering, so as to be likely to have an adverse effect on such offering as contemplated by the Company (including the price at which the Company proposes to sell such securities), then the Company will include in such registration (A) if such registration relates to a primary offering initiated by the Company, (i) first, the securities proposed to be sold by the Company, (ii) second, to the extent the number of securities proposed to be included in such registration by the Company is less than the number of securities which the Company has been advised by the underwriter can be sold in such offering without having the adverse effect referred to above, the securities requested to be included in such registration by the Holders and other Persons entitled to participate in such registration (provided that if the number of such securities, in combination with the number of securities proposed to be included in such registration by the Company, exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such securities included in such registration shall be allocated pro rata among all such Holders and other Persons on the basis of the number of securities that each of the Holders and the other Persons has individually requested to be included in such registration relative to the aggregate number of securities that all requesting Holders and other Persons have so requested); and (B) if such registration relates to a secondary offering initiated by any Person other than a Holder, (i) first, the securities requested to be included in such registration by such other Person (to the extent that the number of such securities does not exceed the number of securities which the Company has been advised by the underwriter can be sold in such offering without having the adverse effect described above), (ii) second, to the extent the number of securities requested to be included in such registration by such other Person




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is less than the number of securities which the Company has been advised by the underwriter can be sold in such offering without having the adverse effect referred to above, the securities proposed to be sold by the Company (to the extent that the number of securities does not exceed, in combination with the securities of such other Person to be included in such registration, the number of securities which the Company has been advised by the underwriter can be sold in such offering without having the adverse effect described above), (iii) third, to the extent the sum of the number of securities requested to be included in such registration by such other Person plus the number of securities proposed to be included in such registration by the Company is less than the number of securities which the Company has been advised by the underwriter can be sold in such offering without having the adverse effect referred to above, the securities requested to be included in such registration by the Holders and other Persons entitled to participate in such registration (provided that if the number of such securities, in combination with the securities of such other Person and the securities of the Company to be included in such registration, exceeds the number which the Company has been advised by the underwriter can be sold in such offering without having the adverse effect referred to above, the number of such securities included in such registration shall be allocated pro rata among all such Holders and other Persons on the basis of the number of securities that each the Holders and the other Persons has individually requested to be included in such registration relative to the aggregate number of securities that all requesting Holders and other Persons have so requested).

                           (d) Underwritten Public Offerings. If a registration
pursuant to this Section 3 involves an underwritten public offering, each Holder who has requested that any of its Registrable Securities be included in such registration must sell such Registrable Securities to the underwriters on the same terms (appropriately adjusted for differences between Preferred Limited Shares and ADSs (or other American Depositary Shares)) and conditions as apply to the Company or such other Person initiating the registration, with such differences, in the case of any primary registration, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings.

                  4. Demand Registrations.

                           (a) Anticipated Closing Date. At any time and from
time to time at GM's request, GM and the Company shall consult with each other and shall jointly determine the date upon which the parties reasonably anticipate the Closing to occur (the "Anticipated Closing Date"), which date shall in no event be less than sixty (60) days after the date of such determination.

                           (b) Request by Holders. Upon the written request of
any Holder or Holders (which request may be made at any time before or after the Closing) requesting that the Company effect the registration under the Securities Act of an amount of such Holder's or Holders' Registrable Securities representing, in the aggregate, not less than the Minimum Amount, and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all other Holders of Registrable Securities, and thereupon will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:



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                           (i) the Registrable Securities which the Company has
                  been so requested to register by such Holder or Holders; and

                           (ii) if, at the time of such request, there are any
                  other Holders of Registrable Securities, all other Registrable Securities which the Company has been requested to register by any other Holder thereof by written request given to the Company within 15 days after the giving of such written notice by the Company (the original request and all additional requests given within such 15-day period being considered one request for registration), so as to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that the Company may delay filing the registration statement for up to 180 days if its Board of Directors determines that filing the Registration Statement would be materially detrimental to the Company, provided, further, however, that the Company may not so delay such filing with respect to a registration requested pursuant to this Section 4(b) on or before the 30th day following the Closing (an "Early Registration"). So long as the Company does not breach any of its obligations in respect of the registration contemplated by this Section 4 (other than a breach which would not materially adversely affect any Holder's rights hereunder), with respect to all Holders, the Company shall only be required to comply with an aggregate of three requests for registration pursuant to this Section 4. The requests for registration referred to in the preceding sentence may be exercised by the Holders, in the aggregate, no more than twice in a twelve calendar month period. If any Holder withdraws its request for registration following the filing of a registration statement therefor and other than as a result of a material adverse change in the business, financial condition or results of operations of the Company, such withdrawn request shall be deemed to be one of the three requests granted to the Holders pursuant to this Section 4. If (a) any Holder withdraws its request for registration (i) after the filing of a registration statement therefor as a result of a material adverse change in the business, financial condition or results of operations of the Company, or (ii) prior to such filing, (b) the Company withdraws the registration statement for any reason other than a breach by such Holder of its obligations hereunder with respect to such registration statement, or (c) an offering of Registrable Securities pursuant to the requested registration statement after it has become effective is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and the Holders of a majority of the Registrable Securities included in such registration statement determine not to proceed with such offering, then in each such event the request for such registration shall not be deemed to be one of the three requests granted to the Holders pursuant to this Section 4. The Holders shall only exercise registration rights for Registrable Securities which they intend to sell, transfer or otherwise dispose of within 60 days of the effectiveness of the registration statement relating to such Registrable Securities. The Company shall not include in such registration securities proposed to be sold for its account or securities held by any other Person, unless such securities proposed to be included in such registration are of the same class or series of capital stock of the Company


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                  as the class or series of capital stock constituting
                  Registrable Securities for which registration has been requested (or American Depositary Shares, as applicable).

                           (c) Expenses. The Company will, or will cause one of
its Controlled Affiliates to, pay all Registration Expenses in connection with the registrations of Registrable Securities pursuant to this Section 4; provided that each Holder will pay all underwriting discounts and commissions and transfer taxes relating to the sale or other disposition of such Holder's Registrable Securities pursuant to such registration and the fees and expenses of its counsel.

                           (d) Effective Registration Statement. A registration
requested pursuant to this Section 4 will not be deemed to have been effected unless a registration statement covering the Registrable Securities (in the form of ADSs to the extent possible) (a "Registration Statement") has become effective; provided that if, within 60 days after the effective date of the Registration Statement, the offering of Registrable Securities pursuant to such registration is prevented by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected. Notwithstanding the preceding sentence, if any such stop order, injunction or other order or requirement is rescinded, the period during which the Company is required to maintain the effectiveness of the Registration Statement shall continue upon such rescission and be extended by the number of days by which such stop order, injunction or other order or requirement delayed the offering, unless the Holders of a majority of the Registrable Securities included in the Registration Statement elect to terminate the offering.

                           (e) Selection of Underwriters. If a requested
registration pursuant to this Section 4 involves either a firm or best efforts underwritten public offering, the Holder or Holders of a majority of the Registrable Securities shall have the right to select the underwriter or underwriters of nationally recognized standing to administer the offering, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld, and each Holder participating in such registration must sell such Registrable Securities to the underwriters on the same terns and conditions.

                           (f) Priority in Demand Registrations. If a requested
registration pursuant to this Section 4 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the price of the offering, the Company will include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be so sold in such offering, the number of such Registrable Securities to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the number of Registrable Securities then individually held by each such Holder relative to the aggregate number of Registrable Securities held by all requesting Holders (provided that such Registrable Securities thereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner). If the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing




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underwriter, can be so sold in such offering, the Company may include in such registration securities of the same class or series of capital stock constituting the Registrable Securities for which registration is requested (or American Depositary Shares, as applicable) which the Company proposes to sell up to the number of securities that, in the opinion of the underwriter, can be so sold in such offering. In the event that the number of Registrable Securities requested to be included in such registration plus the number of securities proposed to be included in such registration by the Company is less than the number which, in the opinion of the managing underwriter, can be so sold in such offering, the securities requested to be included in such registration by other Persons whose requests have been approved by the Company (which securities are of the same class or series as the Registrable Securities proposed to be registered by the Holders (or American Depositary Shares, as applicable)) may be included in such registration up to the number of securities that, in the opinion of the underwriter, can be so sold.

                           (g) Additional Rights. The Company shall not grant
any other Person rights to register securities of the Company on terms which could restrict in any way the ability of the Company fully to perform its obligations to the Holders pursuant to this Section 4.

                           (h) Other Disposition of Registrable Securities. In
connection with any exercise of the rights set forth in this Section 4, if the Company, within 10 business days following the receipt of a written request from the Holders in accordance with the first sentence of Section 4(b), notifies the Holders in writing that the Company has determined in good faith that the registration of the Registrable Securities under the Securities Act pursuant to such request is not necessary to provide the Holders making such request with a liquid market for the sale of such Registrable Securities on the proposed terms of the sale (which notice shall identify the alternative market or markets which would permit such sale), then the Company shall not be required to effect the registration so requested unless the Holders, after due consideration of the Company's good faith determination, disagree on a reasonable basis with such determination and advise the Company to proceed with the requested registration.

                  5. Registration Procedures

                           (a) If and whenever the Company is required to use
its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, subject to the provisions of Section 4(b), as expeditiously as possible:

                           (i) prepare and file with the SEC within 60 days (or
                  as soon thereafter as possible, if any required financial statements of the Company are not available within such 60 day period) after the end of the period within which requests for registration may be given to the Company, a Registration Statement and use its best efforts to cause such Registration Statement to become effective; provided, however, that with respect to an Early Registration, the Company shall prepare and file the Registration Statement related thereto with the SEC as soon as practicable after GM makes its written request to the Company in accordance with Section 4(b) and use its best efforts to cause such Registration Statement to become effective; provided, further, that if a request for an Early Registration is made pursuant to Section 4(b) at least 60 days prior to the Anticipated Closing



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                  Date, the Company shall use its commercially reasonable
                  efforts to cause such Registration Statement to become effective on the date of the Closing;

                           (ii) prepare and file with the SEC such amendments
                  and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period not in excess of 60 days (as the same may be extended pursuant to Sections 4(c) and 5(c)) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement; provided that, before filing a Registration Statement or prospectus, or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders of a majority of the Registrable Securities covered by such Registration Statement to represent all Holders of Registrable Securities covered by such Registration Statement, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

                           (iii) furnish to each seller of such Registrable
                  Securities such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

                           (iv) use its best efforts to register or qualify such
                  Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                           (v) use its best efforts to cause such Registrable
                  Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities of the United States of America as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                           (vi) immediately notify each seller of any such
                  Registrable Securities covered by such Registration Statement,
                  (x) at any time when a prospectus



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                  relating thereto is required to be delivered under the
                  Securities Act within the appropriate period mentioned in clause (ii) of this Section 5(a), of the Company's becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and (y) of any stop order issued or to the Company's knowledge threatened to be issued and shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                           (vii) otherwise use its best efforts to comply with
                  all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                           (viii) use its best efforts to list such Registrable
                  Securities on any securities exchange on which the ADSs are then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

                           (ix) enter into an agreement with a depositary to
                  provide for the custody of the Registrable Securities and issuance of American Depositary Receipts representing such Registrable Securities;

                           (x) enter into such customary agreements (including
                  an underwriting agreement in customary form) and take such other actions customarily taken by registrants as sellers of a majority of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                           (xi) obtain a "cold comfort" letter or letters from
                  the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the seller or sellers of a majority of such Registrable Securities shall reasonably request; and

                           (xii) make available for inspection by any seller of
                  such Registrable Securities covered by such Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter (collectively, "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively the "Records") as shall be reasonably necessary to enable them to exercise "due diligence," and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any Inspector in connection with such Registration Statement; provided that if the Company reasonably determines in good faith that any of such Records or other information are confidential and so notifies the Inspectors in writing, then, unless (x) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in the registration statement or is otherwise required by law or legal process, (y) the release of such Records is required pursuant to a subpoena, court order or regulatory or agency request, or (z) the information in such Records has been made generally available to the public without violation of any confidentiality obligations hereunder, the Company's obligation to make such confidential Records or other information available hereunder shall be subject to the appropriate parties signing confidentiality agreements reasonably acceptable to the Company.

                           (b) The Company may require each seller of
Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

                           (c) Each Holder of Registrable Securities agrees
that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (vi) of Section 5(a), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (vi) of Section 5(a), and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company gives any such notice, the period mentioned in clause (ii) of Section 5(a) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (vi) of
Section 5(a) to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (vi) of Section 5(a) up to the number of days remaining in such period, such extension to begin on the later of the end of the period or the date on which each Holder of Registrable Securities covered by such Registration Statement shall have received such copies of such supplemented or amended prospectus.

                           (d) The Company shall make available members of the
management of the Company and its affiliates for reasonable assistance in the selling efforts relating to any public offering of the Registrable Securities, to the extent customary for public offerings

(including, without limitation, to the extent customary and reasonable, senior management attendance at due diligence meetings with underwriters and their counsel and road shows and other similar marketing efforts), and for such assistance as is reasonably requested by the Holders and their counsel in the selling efforts relating to any transaction, whether or not such transaction is an underwritten public offering.

                  6. Indemnification.

                           (a) Indemnification by the Company. In the event of
any registration of any Registrable Securities of the Company under the Securities Act pursuant to Section 3 or 4, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such Registration Statement, each Affiliate of such seller and their respective stockholders, members, employees, directors and officers and general and limited partners (and the directors, officers, Affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "GM Indemnitees"), against any and all losses, claims, damages or liabilities, joint or several, and reasonable expenses to which any of such GM Indemnitees may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether commenced or threatened, and whether or not such GM Indemnitee is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any Registration Statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein (except where errors or omissions in such preliminary prospectus are corrected in the final prospectus and the seller fails to deliver such final prospectus) or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such GM Indemnitee for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to any GM Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information with respect to such seller furnished to the Company by such seller for use in the preparation thereof. The indemnity agreements contained in this Section 6(a) shall not apply to amounts paid in settlement of claims if such settlement is effectuated without the consent of the Company (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any GM Indemnitee and shall survive the transfer of the Registrable Securities by such seller.

                           (b) Indemnification by Participating Holders. In the
event of the registration of any Registrable Securities of the Company under the Securities Act pursuant to Section 3 or 4, each participating Holder will, and it hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 6) the

Company, each of its Affiliates, employees, directors and officers and each Person, if any, who controls the Company within the meaning of the Securities Act (collectively "Company Indemnitees"), with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder for use in the preparation of such Registration Statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, however, that the indemnity agreement contained in this paragraph 6(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action arising pursuant to a registration under Section 3 or 4 if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Holder, or any of its Affiliates, directors, officers or controlling Persons, and shall survive the transfer of such Registrable Securities by such Holder.

                           (c) Notices of Claims, Etc. Promptly after receipt by
any GM Indemnitee or Company Indemnitee (each, an "Indemnified Party") of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that, the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the provisions of this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified Parties and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof and its retention of such counsel, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                           (d) Other Indemnification. Indemnification similar to
that specified in the provisions of this Section 6 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of Registrable Securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                           (e) Contribution. To the extent any indemnification
by an indemnifying party provided for in Section 6(a), 6(b) or 6(d) is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution permitted by law with respect to any amounts for which it would otherwise be liable under this Section 6; provided that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in this Section 6, and (ii) no Holder of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Holder of Registrable Securities who was not guilty of such fraudulent misrepresentation.

                           (f) Non-Exclusivity. The obligations of the parties
under this Section 6 shall be in addition to any liability which any party may otherwise have to any other party.

                  7. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or
(ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  8. Miscellaneous.

                           (a) Holdback Agreement. If any registration of
Registrable Securities under this Agreement shall be in connection with an underwritten public offering, each Holder of Registrable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), within 7 days before or 60 days (or such lesser period as the managing underwriters may permit) after the effective date of such registration (other than (i) as part of such underwritten offering, (ii) any such sale or distribution in connection with any merger or consolidation by the Company or any subsidiary of the Company or the acquisition by the Company or any subsidiary of the Company of capital stock or assets of any other Person, or
(iii) in connection with an employee stock option or other benefit plan, including any dividend reinvestment plan), and the Company hereby also so agrees.

                           (b) Underwriter's Lock-Ups. At any time after the
earlier of (i) the 90th day following the effectiveness of a Registration Statement related to an Early Registration and (ii) the 30th day following the Closing, if there is no Early Registration and, in each case, for so long as the Holders collectively own 50% or more of the number of Shares issued to GM at the Closing, if requested by the managing underwriters in an underwritten public offering (an "Underwritten Offering"), or by the initial purchasers or representative purchasers in an offering under Rule 144A under the 1933 Act (a "Rule 144A Offering"), by the Company for its own account of its equity securities (including debt securities convertible into or exchangeable or exercisable for equity securities of the Company), each Holder of Registrable Securities agrees to enter into a customary form of lock-up agreement (an "Underwriter's Lock-Up"), subject to customary exceptions (including, without limitation, those specified in Section 8(a)), covering such Holder's Registrable Securities during the period commencing on the effective date of such

Underwritten Offering or, in the case of a Rule 144A Offering, the date of the definitive offering memorandum for the Rule 144A Offering (or such earlier date chosen by the managing underwriters in an Underwritten Offering or by the initial purchasers or representatives of the initial purchasers in a Rule 144A Offering) and continuing for a period of no longer than ninety (90) days following either (a) the effective date of such Underwritten Offering or, in the case of a Rule 144A Offering, the date of the definitive offering memorandum for the Rule 144A Offering or (b) such earlier date, if applicable, except for any Registrable Securities that are part of such Underwritten Offering or Rule 144A Offering, as the case may be, or, unless otherwise permitted by such managing underwriters in the case of an Underwritten Offering or by the initial purchasers or the representatives or the initial purchasers in a Rule 144A Offering; provided, however, that the Holders shall not be required to enter into an Underwriter's Lock-Up that provides for a lock-up period that is longer than the shortest lock-up period, or other terms more onerous to such Holder than the terms, applicable to the Company, each holder of 5% or more of any class of its capital stock or any of its other stockholders that are entering into lock-up agreements with respect to such Underwritten Offering or Rule 144A Offering, as applicable.

                           (c) Amendments and Waivers. This Agreement may be
amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders of a majority of the Registrable Securities then outstanding. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 8(c), whether or not such Registrable Securities shall have been marked to indicate such consent requirement.

                           (d) Restrictions on Transfer. The Registrable
Securities have not been registered under the Securities Act, and none of the Registrable Securities may be sold, assigned, transferred, pledged, encumbered or otherwise disposed of (collectively, "transferred") unless such Registrable Securities have been registered under the Securities Act and applicable state securities laws or, in the opinion of counsel reasonably acceptable to the Company, in form and substance reasonably satisfactory to the Company, exemption from such registration is available. The Holder agrees that the Registrable Securities may be legended to reflect the restrictions contained in this Section 8(d) and that corresponding instructions may be given to the transfer agent (or any depositary) for the Registrable Securities.

                           The Company agrees that, upon the written request of
GM, it will take such actions as are reasonably necessary (including, without limitation, providing appropriate instructions (including, but not limited to, instructions to remove legends from certificates evidencing the Registrable Securities) to Citibank, N.A., as Depositary (the "Depositary") under the Amended and Restated Deposit Agreement, dated as of December 3, 1996 (as amended by the Restricted Securities Letter Agreement) between the Company, the Depositary and certain other persons, as such agreement has been or may in the future be amended or supplemented (the "Deposit Agreement")) to (i) facilitate transfers permitted hereby and under the Restricted Securities Letter Agreement and (ii) cause the Registrable Securities to cease to be deemed Restricted Securities pursuant to the Deposit Agreement at such time as particular Registrable Securities cease to be Registrable Securities in accordance with the last sentence of the definition of Registrable Securities herein.

                           (e) Successors, Assigns and Transferees. This
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities (including, without limitation, any employee benefit plan maintained by GM to which GM may hereafter contribute Registrable Securities), subject to the provisions contained herein.

                           (f) Notices. All notices and other communications
provided for hereunder shall be in writing and shall be sent by telecopier, courier or hand delivery:

                           (i) if to the Company, to:

                           The News Corporation Limited
                           1211 Avenue of the Americas
                           New York, New York 10036
                           Attention:    Arthur M. Siskind, Esq.
                                         Senior Executive Vice President
                                         and Group General Counsel
                           Telecopy No.: (212) 768-2029

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, NY 10036
                           Attention:    Lou R. Kling, Esq.
                                         Howard L. Ellin, Esq.
                           Telecopy No.: (212) 735-2000

                           (ii) if to GM or any other Holder, to:

                           (x) GM, as representative of such other Holder, until such time as (A) GM or such other Holder is not a Controlled Affiliate of GM, and (B) GM so notifies the Company:

                           General Motors Corporation
                           300 Renaissance Center
                           Detroit, Michigan 48265-3000
                           Attention:    Warren G. Andersen, Esq.
                           Telecopy No.: (313) 665-4978

                           with a copy to:

                           Jenner & Block, LLC
                           One IBM Plaza

                           Chicago, IL 60611
                           Attention:    Joseph P. Gromacki, Esq.
                                         Catherine Abbott, Esq.
                           Telecopy No.: (312) 923-2790

                           (y) if to GM or any Holder which the Company has been notified is not a Controlled Affiliate of GM, to the address of such other Holder as shown in the books and records of the Company, or to such other address as any of the above shall have designated in writing to all of the other parties listed above.

All such notices and communications shall be deemed to have been given or made
(1) when delivered (or when delivery is refused) by courier, certified mail or by hand, or (2) when telecopied, with oral confirmation of receipt.

                           (g) Holder Communications through GM. For purposes of
all notices and other communications under this Agreement, GM is the representative of each other Holder that is a Controlled Affiliate of GM. Accordingly, unless and until notified by GM that a Holder is not a Controlled Affiliate of GM, (i) in accordance with Section 8(f), the Company's notice or other communication to GM is sufficient notice to any other Holder that is a Controlled Affiliate of GM, and (ii) the Company shall not be obligated to take action in response to any instruction or any request pursuant to this Agreement from any other Holder that is a Controlled Affiliate of GM, other than from GM as the representative of such other Holder, and, unless specified to the contrary in such writing, any request or instruction made by GM shall be deemed to have been made by it on behalf of all Holders which are Controlled Affiliates of GM, and the Registrable Securities held by such Holders shall be aggregated together for all purposes hereunder and as specified in such request or instruction.

                           (h) Descriptive Headings. The headings in this
Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

                           (i) Severability. In the event that any one or more
of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.


                           (j) Counterparts. This Agreement may be executed in
two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                           (k) Governing Law. This Agreement will be governed by
the internal laws of the State of New York, without regard to conflicts of laws rules. The Company hereby appoints The News Corporation Limited, 1211 Avenue of the Americas, New York, New York 10036, Attention: Arthur M. Siskind, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based upon this Agreement or the transactions contemplated hereby that may be instituted in any court by any party hereto and expressly consents to the jurisdiction of any such court, but only in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If the Authorized Agent shall cease to act as the Company's agent for service of process, the Company shall appoint without delay another such agent and notify GM of such appointment. With respect to any such action in the courts, service of process upon the Authorized Agent in the manner provided in Section 8(f) for the giving of notices and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. Any action to enforce any provision of this Agreement may be brought only in a United States Federal court or a court of any state of the United States having jurisdiction in such matter. Each party (a) hereby submits to the general jurisdiction of such courts and agrees to accept service of process at its address for notices pursuant to this Agreement in any such action or proceeding and (b) irrevocably waives any objection it may have to the laying of venue of such action or proceeding brought in any such court and any claim that such action or proceeding brought in any such court has been brought in an inconvenient forum.

                           (l) Specific Performance. The parties hereto
acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any remedy to which they may be entitled at law or equity.

                           (m) No Inconsistent Rights; Acknowledgement of Other
Agreements. On the date of the Closing, the Company will not be a party to or otherwise bound by any agreement to register any of its securities under the Securities Act or under any state securities law, other than pursuant to (i) the Amended and Restated Registration Rights Agreement, by and between the Company and Kingdom 5-KR-65, Ltd., dated as of July 15, 1999, (ii) the Registration Rights and Lock-Up Agreement by and between the Company and Liberty Media Corporation, dated as of July 15, 1999, as such agreement may be amended (x) to include not more than 40,000 additional ADSs as "Registrable Securities" thereunder, and (y) in any manner that will not adversely affect the rights of the Holder(s) under this Agreement, (iii) the Amended and Restated Registration Rights and Lock-Up Agreement, by and between the Company and Liberty Media Corporation, dated as of December 3, 2001 (the "2001 Liberty Registration Rights Agreement"), and (iv) a registration rights agreement to be entered into by and between the Company and Liberty Media Corporation relating to the Put / Call Letter Agreement between the parties, dated as of March 27, 2003, which shall be substantially in the form of the 2001

Liberty Registration Rights Agreement (except with respect to the "lock-up" provisions contained therein other than those provisions that are comparable to the provisions of Section 8(b) hereof). The Company is not, and will not become, a party to or otherwise bound by any agreement, including, without limitation, the agreements identified in the foregoing sentence, that conflicts with, results in a breach of or violates this Agreement.

                           (n) Termination. All rights, restrictions and
obligations of the Company (with respect to any Holder) and such Holder shall terminate and this Agreement shall have no further force and effect with respect to any Holder, upon the earlier of (i) such time as such Holder no longer directly or indirectly owns any Registrable Securities of the Company, (ii) termination of the Stock Purchase Agreement pursuant to Section 3.2 thereof, or
(iii) Closing, if the Company does not issue any Shares to GM pursuant to
Article II of the Stock Purchase Agreement.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.



                                     THE NEWS CORPORATION LIMITED


                                     By: /s/ Arthur M. Siskind
                                        --------------------------------
                                        Name:  Arthur M. Siskind
                                        Title:  Director



                                     GENERAL MOTORS CORPORATION


                                     By: /s/ Warren G. Andersen
                                        --------------------------------
                                        Name:  Warren G. Andersen
                                        Title:  Assistant General Counsel